Exhibit 10.2

FIRST AMENDMENT TO LOAN AGREEMENT

THIS FIRST AMENDMENT TO LOAN AGREEMENT (this “First Amendment”) is entered into and made effective as of December 23, 2015 (the “First Amendment Date”), by and among YOGA WORKS, INC., a California corporation (“Yoga Works”), BE YOGA LLC, a New York limited liability company (“Be Yoga”), CENTER FOR YOGA INC., a California corporation (“Center”), NOR CAL WHOLE BODY LLC, a Delaware limited liability company (“Nor Cal”), and the other borrowers from time to time party to the Loan Agreement (defined below) (together with Yoga Works, Be Yoga, Center and Nor Cal, each, a “Borrower” and, collectively, “Borrowers”), YWX HOLDINGS, INC., a Delaware corporation (“Holdings”), WHOLE BODY, INC., a Delaware corporation (the “Company”), and the other guarantors from time to time party to the Loan Agreement (together with Holdings and the Company, the “Guarantors”; the Guarantors together with Borrowers, “Loan Parties” and, individually, a “Loan Party”), DEERPATH FUNDING, LP, a Delaware limited partnership (“Deerpath”), and the other lenders from time to time party to the Loan Agreement (together with Deerpath, each, a “Lender” and, collectively, the “Lenders”), and Deerpath, as administrative agent and collateral agent for itself and the other Lenders (in such capacity, “Agent”). Capitalized terms used, but not defined, in this First Amendment have the respective meanings given such terms in the Loan Agreement.

RECITALS

A. Loan Parties, Lenders and Agent have entered into that certain Loan Agreement (as amended, restated, supplemented or modified from time to time, the “Loan Agreement”), dated effective as of July 24, 2015 (the “Closing Date”), pursuant to which Lenders have made (i) a single-advance senior secured term loan on the Closing Date in the amount of $5,000,000, and (ii) a conditional commitment to provide additional single-advance senior secured term loans from time to time following the Closing Date in an aggregate amount not to exceed $15,000,000.

B. Borrowers have requested that Lenders (i) make an Additional Term Loan to

Borrowers on the First Amendment Date in an amount equal to $2,000,000 (the “First Amendment Date Additional Term Loan”), and (ii) make certain other modifications to the Loan Agreement, and Agent and Lenders have agreed to such requests, all on the terms and subject to the conditions set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the undersigned hereby agree as follows:

Section 1. Amendments to Loan Agreement.

1.1 The Recitals to this First Amendment are incorporated into and made a part of the Loan Agreement.

1.2 Section 1.1 of the Loan Agreement is amended to add the following definition:

Available Deferred Acquisition Obligation Netting Amount means, when determined, the amount equal to (a) the aggregate cash available in Loan Parties’ deposit accounts, minus (b) $250,000; provided, that if the result of the foregoing calculation is a negative number, then the Available Deferred Acquisition Obligation Netting Amount shall be deemed to be equal to $0.00.

Deerpath Additional Term Note (First Amendment Date) means that certain promissory note executed by Borrowers on the First Amendment Date and made payable to Deerpath in an original principal amount equal to $2,000,000, and all renewals, increases, modifications, amendments, supplements, restatements and replacements of, or substitutions for, that promissory note.

Deferred Acquisition Obligations means all earn-out obligations, deferred purchase price obligations and seller note obligations incurred, entered into or issued in connection with any acquisition by a Loan Party of another company or all or any portion of its Equity Securities, properties or assets.

1.3 Section 1.1 of the Loan Agreement is amended to delete the definitions of “Excess Cash Flow”, “Fixed Charge Coverage Ratio” and “Funded Debt” in their entirety and replace them with the following:

Excess Cash Flow means, for any Excess Cash Flow Period, without duplication:

(a) EBITDA for such Excess Cash Flow Period, minus

(b) the sum of:

(i) Loan Parties’ Taxes paid in cash for such Excess Cash Flow Period (reduced by any foreign, United States, state or local tax refunds received by Loan Parties during such Excess Cash Flow Period);

(ii) the principal amount of all Funded Debt (other than Deferred Acquisition Obligations) paid in cash by Loan Parties during such Excess Cash Flow Period as required under the applicable loan agreements, notes, lease agreements or other instruments evidencing such Debt, and including the amount of any voluntary prepayments in accordance with Section 2.4 and any mandatory prepayments in accordance with Section 2.5(b), provided, that such voluntary prepayments are funded solely from Loan Parties’ internally-generated cash flow (excluding, for the avoidance of doubt, the Net Proceeds of (w) any issuance of Equity Securities by any Loan Party, (x) any Debt financing of any Loan Party, (y) any sale or disposition of assets, properties or Equity Securities by any Loan Party, and (z) any Liquidity Event, in each case, entered into following the Closing Date);

(iii) Net Interest Expense (excluding any Net Interest Expense in respect of Deferred Acquisition Obligations) paid in cash by Loan Parties during such Excess Cash Flow Period;

(iv) cash Capital Expenditures for such Excess Cash Flow Period;

(v) to the extent included in EBITDA, (A) non-cash income or gains not otherwise set forth herein, (B) non-cash write-ups with respect to revaluing assets and liabilities, and (C) non-cash gains from joint ventures and non-cash minority interest increases;

(vi) cash payments of Permitted Sponsor Reimbursements during such Excess Cash Flow Period (including any amounts paid following the termination of a payment blockage);

(vii) without duplication, cash EBITDA Addbacks; and

(viii) with respect to any Permitted Acquisitions, the cash portion of the purchase price consideration paid at the closing of such Permitted Acquisition (excluding, for the avoidance of doubt, any purchase price consideration paid in respect of any Deferred Acquisition Obligations), together with any transaction fees and expenses incurred in connection therewith; provided, that such transaction fees and expenses (1) are not capitalized by Loan Parties and (2) do not exceed $100,000 in the aggregate for any such Permitted Acquisition, and any indemnity payments (as required under the applicable purchase agreement), in each case, paid by Loan Parties during such Excess Cash Flow Period, minus (or plus)

(ix) any increase (or decrease) in Loan Parties’ Net Working Capital for such Excess Cash Flow Period,

all as calculated on an annual basis following completion of Loan Parties’ certified financial statements provided to Lenders pursuant to Section 8.1(a); provided, that if the result of such calculation is a negative amount, then Excess Cash Flow for such Excess Cash Flow Period shall be deemed equal to zero dollars ($0.00).

Fixed Charge Coverage Ratio means, when determined, the ratio of:

(c) EBITDA for the most recently completed 12-month period, to

(d) the sum of (collectively, the “Fixed Charges”):

(i) the principal amount of all Funded Debt scheduled to be paid by the Loan Parties during the forward 12-month period;

(ii) Net Interest Expense paid during the most-recently completed 12-month period; and

(iii) Loan Parties’ Maintenance CapEx, cash Taxes, any Cash Distributions and any cash Permitted Sponsor Reimbursements for the most-recently completed 12-month period.

Notwithstanding the foregoing, for purposes of determining the Fixed Charge Coverage Ratio as of any testing date, Fixed Charges shall be reduced by an amount equal to the lesser of (A) the aggregate amount of Fixed Charges described in sub-clauses (i) and (ii) of clause (b) above that are attributable to, paid or scheduled to be paid in respect of Deferred Acquisition Obligations incurred in connection with Permitted Acquisitions, and (B) the Available Deferred Acquisition Obligation Netting Amount as of such testing date.

Funded Debt means, without duplication, when determined, the following: (a) all obligations of the Loan Parties for borrowed money (whether as a direct obligor on a promissory note, a reimbursement obligor on a letter of credit, a guarantor, surety or other secondary obligor or otherwise), excluding the accounting impact of any discount to the GAAP book value of the Debt instrument resulting from the allocation of proceeds from such borrowed money between the Debt instrument and concurrently issued equity interests granted by such Person, plus (but without duplication) (b) all purchase money Debt (including, for the avoidance of doubt, all Deferred Acquisition Obligations) and Capital Lease obligations of the Loan Parties; provided, however, that “Funded Debt” shall not include the Sponsor Subordinated Debt.

Section 2. First Amendment Date Additional Term Loan.

(a) Loan Request. As set forth in that certain Loan Request – Additional Term Loan dated December 4, 2015, executed and delivered by Borrowers to Lenders and attached hereto as Annex A, Borrowers have requested that Lenders make the First Amendment Date Additional Term Loan on the First Amendment Date.

(b) First Amendment Date Additional Term Loan. Subject to the terms and conditions of this First Amendment and the Loan Agreement, pursuant to Section 2.2 of the Loan Agreement, Lenders agree to make, and shall make, the First Amendment Date Additional Term Loan to Borrowers on the First Amendment Date, in an amount equal to $2,000,000.00, less certain of Agent’s and Lenders’ fees and expenses that are being deducted by the applicable Lenders at the closing of this First Amendment pursuant to Section 2(d) below (the “First Amendment Date Additional Term Loan Proceeds”).

(c) Use of Proceeds. Borrowers shall use the First Amendment Date Additional Term Loan Proceeds to fund (i) new location build-outs and Permitted Acquisitions and (ii) transaction costs, fees and expenses occurred in connection therewith.

(d) Fees and Expenses. On the First Amendment Date, pursuant to Section 4.2 of the Loan Agreement, Borrowers shall pay (i) to Deerpath, (A) a structuring fee in an amount equal to $20,000.00, which is equal to one percent (1.00%) of the First Amendment Date Additional Term Loan, and (B) a closing fee in an amount equal to

$30,000.00, which is equal to one and one-half percent (1.50%) of the First Amendment Date Additional Term Loan, and (ii) to Agent and Lenders, as applicable, any other fees and expenses provided for in Section 8.11 of the Loan Agreement; provided, however, that, in lieu of any such cash payment under this Section 2(d), Lenders may in their sole discretion elect to deduct such fees and expenses from the First Amendment Date Additional Term Loan Proceeds.

Section 3. Conditions.

3.1 This First Amendment shall be effective once each of the following have been received by Agent at the closing of the transactions contemplated by this First Amendment:

(a) this First Amendment, duly executed by Loan Parties, Agent and Lenders;

(b) the Deerpath Additional Term Note (First Amendment Date), duly executed by Loan Parties, Agent and Lenders;

(c) a certificate of the secretary of each Loan Party, certifying as to its certificate of formation or other applicable charter document and the operating agreement or bylaws, as applicable, of such Loan Party, the incumbency of its officers executing Loan Documents on such Loan Date and their specimen signatures and resolutions adopted by its board of directors authorizing this First Amendment and the other First Amendment Documents (defined below) to which such Loan Party is a party; and

(d) Certificates of Existence and Good Standing for each Loan Party from each of the jurisdictions where such Loan Party is organized.

Section 4. Representations and Warranties. Loan Parties represent and warrant to Lenders, jointly and severally, that (a) Loan Parties possess all requisite power and authority to execute, deliver and comply with the terms of this First Amendment, the Deerpath Additional Term Note (First Amendment Date) and the other certificates, documents and agreements set forth in Section 3.1 above (collectively, the “First Amendment Documents”), (b) the First Amendment Documents have been duly authorized and approved by all requisite corporate and company action on the part of Loan Parties, and Loan Parties will provide Lenders with evidence of such approval upon request, (c) no other consent of any Person (other than Agent and Lenders and consents that have been obtained) is required for the First Amendment Documents to be effective, (d) the execution and delivery of the First Amendment Documents does not violate any of Loan Parties’ organizational documents, (e) assuming the due execution and delivery, as applicable, by Agent and Lenders, the First Amendment Documents constitute valid and binding agreements of Loan Parties, enforceable against Loan Parties in accordance with their terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity; (f) except as set forth in Annex B attached hereto, the representations and warranties in each Loan Document to which any Loan Party is a party are true and correct in all material respects on and as of the First Amendment Date as though made on the First Amendment Date (except to the extent that such representations and warranties speak to a specific date, in which case such representations and warranties shall be true and correct in all material respects as of such specific date), (g) no Material Adverse Event exists, (h) no Litigation is pending against any Loan Party which, if adversely determined, would reasonably be expected to result in a Material Adverse Event, (i) no Default or Potential Default exists, and (j) each Loan Party is in compliance in all material respects with all covenants and agreements contained in each Loan Document to which it is a party.

Section 5. Scope of Amendment; Reaffirmation; Release.

5.1 From and after the First Amendment Date, all references to the Loan Agreement shall refer to the Loan Agreement as amended by this First Amendment. Except as affected by this First Amendment, the Loan Documents are unchanged and continue in full force and effect. However, in the event of any inconsistency between the terms of the Loan Agreement (as amended by this First Amendment) and any other Loan Document, the terms of the Loan Agreement shall control and such other document shall be deemed to be amended to conform to the terms of the Loan Agreement.

5.2 Each Loan Party hereby (a) ratifies and reaffirms its obligations under the Loan Documents to which it is a party and (b) confirms and agrees that all Loan Documents to which it is a party, including, but not limited to, all Liens granted in favor of Agent or Lenders pursuant to the Security Documents, remain in full force and effect and continue to be legal, valid, and binding obligations, enforceable in accordance with their terms (as the same are affected by this First Amendment), except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

5.3 Loan Parties and their respective representatives, successors and assigns hereby jointly and severally, knowingly and voluntarily RELEASE, DISCHARGE and FOREVER WAIVE and RELINQUISH any and all claims, demands, obligations, liabilities, defenses, affirmative defenses, setoffs, counterclaims, actions and causes of action of whatsoever kind or nature, whether known or unknown, which each of them has, may have or might have or may assert now or in the future against Agent or any Lender directly or indirectly, arising out of, based upon or in any manner connected with any transaction, event, circumstance, action, failure to act or occurrence of any sort or type, in each case related to, arising from or in connection with the Loans, whether known or unknown, and which occurred, existed, was taken, permitted or begun prior to the First Amendment Date. Loan Parties hereby acknowledge and agree that the execution of this First Amendment by Agent and Lenders shall not constitute an acknowledgment of or an admission by Agent or Lenders of the existence of any such claims or of liability for any matter or precedent upon which liability may be asserted.

Section 6. Miscellaneous.

6.1 No Waiver of Defaults. This First Amendment does not constitute (a) a waiver of, or a consent to, (i) any provision of the Loan Agreement or any other Loan Document not expressly referred to in this First Amendment, or (ii) any present or future violation of, or Default under, any provision of the Loan Documents, or (b) a waiver of Agent’s or any Lender’s right to insist upon future compliance with each term, covenant, condition and provision of the Loan Documents.

6.2 Loan Document. This First Amendment is a Loan Document.

6.3 Form. Each agreement, document, instrument or other writing to be furnished to Agent under any provision of this First Amendment must be in form and substance satisfactory to Agent and its counsel.

6.4 Headings. The headings and captions used in this First Amendment are for convenience only and will not be deemed to limit, amplify or modify the terms of this First Amendment, the Loan Agreement or the other Loan Documents.

6.5 Costs, Expenses and Attorneys’ Fees. Loan Parties agree to pay or reimburse Agent, Lenders or their Affiliates on demand for all their reasonable, documented and out-of-pocket costs, fees and expenses paid or incurred by Agent or any Lender in connection with the preparation, negotiation, and execution of this First Amendment, including, without limitation, the reasonable fees and expenses of Agent’s and each Lender’s counsel.

6.6 Successors and Assigns. This First Amendment shall be binding upon and inure to the benefit of each of the undersigned and their respective successors and permitted assigns.

6.7 Multiple Counterparts. This First Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document. All counterparts must be construed together to constitute one and the same instrument. This First Amendment may be transmitted and signed by facsimile and in .pdf or other electronic format. The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually-signed originals and shall be binding on Loan Parties, Agent and Lenders. Agent may also require that any such documents and signatures be confirmed by a manually-signed original; provided, that, the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

6.8 Governing Law. This First Amendment shall be a contract made under and governed by the internal laws of the State of New York applicable to contracts made and to be performed entirely within such state, without regard to conflict of law principles (but including and giving effect to Section 5-1401 of the New York General Obligations Law).

6.9 Entirety. THE LOAN DOCUMENTS (AS AMENDED HEREBY) REPRESENT THE FINAL AGREEMENT BETWEEN LOAN PARTIES, AGENT AND LENDERS AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[Signatures appear on the next page]

This First Amendment to Loan Agreement is executed as of the date set forth in the opening paragraph hereof.

AGENT:

DEERPATH FUNDING, LP a Delaware limited partnership, as Agent

By:	Deerpath Funding General Partner, Inc. its general partner

By:	/s/ Anish Bahl
Name:	Anish Bahl
Title:	Chief Financial Officer

LENDER:

DEERPATH FUNDING, LP a Delaware limited partnership, as Lender

By:	Deerpath Funding General Partner, Inc. its general partner

By:	/s/ Anish Bahl
Name:	Anish Bahl
Title:	Chief Financial Officer

[SIGNATURE PAGE 1 OF 3 TO FIRST AMENDMENT TO LOAN AGREEMENT (YOGAWORKS, INC.)]

BORROWERS:

YOGA WORKS, INC. a California corporation

By:	/s/ Rosanna McCollough
Name:	Rosanna McCollough
Title:	President

BE YOGA LLC a New York limited liability company

By:	/s/ Rosanna McCollough
Name:	Rosanna McCollough
Title:	President

CENTER FOR YOGA, INC. a California corporation

By:	/s/ Rosanna McCollough
Name:	Rosanna McCollough
Title:	President

NOR CAL WHOLE BODY LLC a Delaware limited liability company

By:	/s/ Rosanna McCollough
Name:	Rosanna McCollough
Title:	President

[SIGNATURE PAGE 3 OF 3 TO FIRST AMENDMENT TO LOAN AGREEMENT (YOGAWORKS, INC.)]

GUARANTORS:

YWX HOLDINGS, INC.
a Delaware corporation

By:	/s/ Peter L. Garran
Name:	Peter L. Garran
Title:	Secretary

WHOLE BODY, INC.
a Delaware corporation

By:	/s/ Peter L. Garran
Name:	Peter L. Garran
Title:	Secretary

[SIGNATURE PAGE 3 OF 3 TO FIRST AMENDMENT TO LOAN AGREEMENT (YOGAWORKS, INC.)]

ANNEX A

TO

FIRST AMENDMENT TO LOAN AGREEMENT

Loan Request – Additional Term Loan

(See attached.)

Annex B

TO

FIRST AMENDMENT TO LOAN AGREEMENT

Supplemental Schedules to Loan Documents

(See attached.)